SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF BUCKEYE CELLULOSE CORPORATION

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                           Adopted in accordance with
                        the provisions of Section 245 of
                         the General Corporation Law of
                              the State of Delaware

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         Robert E. Cannon,  being the Chairman of the Board of Buckeye Cellulose
Corporation, a corporation organized on December 18, 1992 as Buckeye Specialties Corporation, and existing under and by virtue of the General Corporation Law State of Delaware (the "Corporation"), does hereby certify as follows:

         1. That the Board of Directors of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below:

               FURTHER RESOLVED, that the certificate of incorporation of the Company is hereby amended and restated in its entirety as set forth in Exhibit A, the Second Amended and Restated Certificate of Incorporation, attached hereto and made a part hereof; provided, that at any time prior to the effectiveness of the filing of the Second Amended and Restated Certificate of Incorporation, the Board of Directors shall be authorized to abandon such Second Amended and Restated Certificate of Incorporation without further action by the stockholders.

         2. That the stockholders of the Corporation approved and adopted the Second Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.


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         3.  The  foregoing   Second   Amended  and  Restated   Certificate   of
Incorporation has been duly adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The Second Amended and Restated Certificate of Incorporation shall be effective on November 1, 1997 at 12:01 a.m. Eastern Time (the "Effective Time").

         5. Notwithstanding the full adoption of the Second Amended and Restated Certificate of Incorporation, the Second Amended and Restated Certificate of Incorporation may be abandoned at any time prior to the Effective Time with the Secretary of State of Delaware without further action by the stockholders.

         IN WITNESS WHEREOF, the undersigned, being the Chairman of the Board hereinabove named, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Second Amended and Restated Certificate of Incorporation this 28th day of October, 1997.

                                            By:________________________________
                                                     Robert E. Cannon, Chairman
                                                     of the Board
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                                                                       Exhibit A

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BUCKEYE CELLULOSE CORPORATION


                                   ARTICLE ONE

            The name of the corporation is BUCKEYE TECHNOLOGIES INC.


                                   ARTICLE TWO

                  The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805- 1297, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.


                                  ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").


                                  ARTICLE FOUR

                                  CAPITAL STOCK

                  (a) The total number of shares of common stock that the corporation shall have authority to issue is 50,000,000, par value $.01 per share (the "Common Stock"). The total number of shares of preferred stock that the corporation shall have authority to issue is 5,000,000, par value $.01 per share (the "Preferred Stock").

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                  (b) The Common Stock shall rank junior to the Preferred  Stock in right of payment of dividends and upon liquidation and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolution or resolutions adopted by the board of directors pursuant to authority expressly vested in it by the provisions of Paragraph (c) of this ARTICLE FOUR.

                  (c) Authority is hereby expressly vested in the board of directors of the corporation, subject to the provisions of this ARTICLE FOUR and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

                    (i)    The designation of such series;

                   (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the corporation or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

                   (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                    (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                   (vi) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;


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                  (vii) The rights of the  holders of the shares of such  series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                 (viii) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

                    (d) On all matters submitted for a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder, except as otherwise required by law.


                                  ARTICLE FIVE

                 The corporation is to have perpetual existence.


                                   ARTICLE SIX

                       In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter, amend, change, add to or repeal the by-laws of the corporation.


                                  ARTICLE SEVEN

                       Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                  ARTICLE EIGHT

                    (a) Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Common Stock of the corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders of the corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the corporation may be called only by the chairman


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of the board,  the president or the board of directors  pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

                    (b) A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the board of directors or of a committee thereof having authority in authorizing or affirming such contract or transaction, the existence of the interest of such director, firm or corporation is disclosed or made known and such contract or transaction shall be approved by a majority of directors not so interested or connected. Nor shall any director be liable to account to the corporation for any profit realized by him from or through any such transaction or contract of the corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the board of directors or such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the corporation or of the board of directors or of any committee thereof (whether or not approved or ratified as hereinabove in this paragraph provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the corporation.

                    (c) The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the board of directors except that such number shall not be less than one (1) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the board of directors. The directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the corporation in 1996, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the corporation in 1997, and the


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term of office of the initial  Class III  directors  shall  expire at the annual election of directors by the stockholders of the corporation in 1998, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation,
retirement,   disqualification  or  removal  from  office  for  cause.  At  each succeeding annual election of directors by the stockholders of the corporation beginning in 1996, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by (i) the stockholders at an annual or special meeting of the corporation, as provided in the by-laws or (ii) the affirmative vote of the majority of the board of directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section
(c) of Article EIGHTH unless expressly provided by such terms.

                  Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, no director may be removed from office without cause.


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                  (d)   Except  to the  extent prohibited  by law, the  board of
directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the board of directors and each of its members, including without limitation the vote required for any action by the board of directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                  (e) Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and shall be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                  (f) The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation.


                                  ARTICLE NINE

                  Sections (a), (c) and (d) of ARTICLE EIGHT and this ARTICLE NINE of this Second Amended and Restated Certificate of Incorporation and
Section 11 of Article II and Sections 2, 3, 4 and 5 of Article III of the by-laws of the corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.


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                                   ARTICLE TEN

                  (a)  Limitation of Liability.

                             (i) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

                            (ii) Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                  (b) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA exercise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section (c) of ARTICLE TEN with respect to proceedings to enforce rights to

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indemnification,   the  corporation  shall  indemnify  any  such  indemnitee  in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section (b) of ARTICLE TEN shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General
Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no
further  right  to  appeal  (hereinafter  a  "final   adjudication")  that  such
indemnitee is not entitled to be indemnified for such expenses under this Section (b) of ARTICLE TEN or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (c) Procedure for Indemnification. Any indemnification of a director or officer of the corporation or advance of expenses under Section (b) of this ARTICLE TEN shall be made promptly, and in any event within forty-five
(45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE TEN is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this ARTICLE TEN shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section (b) of this ARTICLE TEN, if any, has

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been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation
(including  its  board  of  directors,   independent   legal  counsel,   or  its
stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section (b) of this ARTICLE TEN shall be the same procedure set forth in this Section (c) for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

                  (d)  Service  for  Subsidiaries.   Any  person  serving  as  a
director, officer, employee or agent of a Subsidiary shall be conclusively presumed to be serving in such capacity at the request of the corporation.

                  (e) Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a Subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE TEN in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TEN shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

                  (f) Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TEN shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (g) Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the


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corporation  or was  serving at the  request of the  corporation  as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.


                                 ARTICLE ELEVEN

                  The corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.


                                 ARTICLE TWELVE

                  In addition to any other votes which may be required pursuant to this Second Amended and Restated Certificate or otherwise, the authorization, if any, required pursuant to the General Corporation Law of the State of Delaware in connection with (a) any merger or consolidation of the corporation with or into any other entity (unless such other entity is a Subsidiary of the corporation), or (b) the sale, lease, exchange or disposition in a single transaction or series of related transactions by the corporation or any Subsidiary to an individual or entity (other than the corporation or any Subsidiary of the corporation) of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole, shall require the affirmative vote of at least 75% of the outstanding shares of Common Stock of the corporation, voting as a single class. For purposes of this ARTICLE TWELVE, "Subsidiary" shall mean any entity of which the corporation directly or indirectly owns greater than 50% of the voting securities or other interests of such entity. This ARTICLE TWELVE shall not be altered, amended or repealed by, and no provision inconsistent herewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 75% of the Common Stock of the corporation, voting together as a single class.


                                ARTICLE THIRTEEN

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of

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Delaware,  and all rights conferred upon stockholders herein are granted subject to this reservation.


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